 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1995

                                                       REGISTRATION NO. 33-52907

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                           ATLANTA GAS LIGHT COMPANY
             (Exact name of registrant as specified in its charter)

              GEORGIA                                    58-0145925
      (State of incorporation)                       (I.R.S. Employer
                                                    Identification No.)

                  303 PEACHTREE STREET, ATLANTA, GEORGIA 30308
          (Address of principal executive offices, including zip code)

             ATLANTA GAS LIGHT COMPANY RETIREMENT SAVINGS PLUS PLAN
                            (Full title of the plan)
                                _______________


      DAVID R. JONES            ROBERT L. GOOCHER         ALBERT G. NORMAN, JR.
      PRESIDENT AND         EXECUTIVE VICE PRESIDENT     LONG, ALDRIDGE & NORMAN
 CHIEF EXECUTIVE OFFICER    ATLANTA GAS LIGHT COMPANY      ONE PEACHTREE CENTER
ATLANTA GAS LIGHT COMPANY      303 PEACHTREE STREET        303 PEACHTREE STREET
  303 PEACHTREE STREET      ATLANTA, GEORGIA 30308        ATLANTA, GEORGIA 30308
 ATLANTA, GEORGIA 30308          (404) 584-4000               (404) 527-4070
    (404) 584-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _________________

                                    COPY TO:

                                WILLIAM L. FLOYD
                            LONG, ALDRIDGE & NORMAN
                              ONE PEACHTREE CENTER
                              303 PEACHTREE STREET
                            ATLANTA, GEORGIA  30308
                                 (404) 527-4010
                                 ______________

                      CALCULATION OF REGISTRATION FEE    (1)


==================================================================
     Title of         Amount    Proposed   Proposed    Amount of
    Securities        to be      Maximum    Maximum   Registration
      to be         Registered  Offering   Aggregate      Fee
    Registered                  Price Per  Offering
                                  Share      Price
------------------------------------------------------------------
Common Stock,
 par value $5.00
 per share             700,000     N/A        N/A         N/A
==================================================================


(1) The Registrant's Registration Statement on Form S-8, No. 33-52907 (the "Registration Statement"), which was filed by the Registrant on March 31, 1994 and which automatically became effective on that date, registered 700,000 shares of Common Stock and an indeterminate amount of interests (the "Securities") to be offered or sold pursuant to the Atlanta Gas Light Company Retirement Savings Plus Plan (the "RSP Plan"). The Registrant paid a registration fee in the amount of $8,387.26 to register the Securities. Accordingly, there is no registration fee associated with this Post-Effective Amendment No. 1 to the Registration Statement, which the Registrant is filing to register the Securities pursuant to Rule 416(c) and which is in connection with a 2-for-1 stock split of the Company's Common Stock effected in the form of a 100% stock dividend paid on December 1, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ----------------------------------------


          The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Atlanta Gas Light Company (the "Company" or the "Registrant") or the RSP Plan are incorporated herein by reference and made a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 ;

          2. The RSP Plan's Annual Report on Form 11-K for the year ended December 31, 1994; and

          3. The description of the Company's Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A (Registration No. 1-9905) as filed with the Commission on March 28, 1988.


          All reports and other documents subsequently filed by the Company or the RSP Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

          Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's Articles of Incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of their duty of care and other duties as directors; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of the corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption or otherwise) as provided in Section 14-2-832 of the Georgia Code. Section 14-2-202(b)(4) also does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The provisions of Section 6.01B of the Company's Charter are similar in all substantive respects to those contained in
Section 14-2-202(b)(4) of the Georgia Code outlined above, and Section 6.01B provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

          Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors, officers, employees and agents. Section 14-2-851 of the Georgia Code provides for indemnification of a director of the Company for liability incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including civil actions brought as derivative actions by or in the right of the Company) in which he may become involved by reason of being a director of the Company. Section 14-2-851 also provides such indemnity for directors who, at the request of the Company, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner he believed in good faith to be in or not opposed to the best interest of the Company and, in addition, in criminal proceedings, if he had no reasonable cause to believe his conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to the Company in a derivative action or on the basis that personal benefit was improperly received by him, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to indemnification against reasonable expenses as of right. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Section 14-2-855 of the Georgia Code, as follows: (i) by the majority vote of a quorum of the disinterested members of the board of directors, (ii) if a quorum cannot be obtained, by a committee thereof duly designated by the board of directors, consisting of two or more disinterested directors, (iii) by special legal counsel, or (iv) by the shareholders, but, in such event, the shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, as described above. In addition, the Company may, as provided by its Charter, By-Laws, general or specific actions by its Board of Directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

         The provisions of Article II, Section 7 of the Company's By-Laws are similar in all substantive respects to the foregoing provisions of the Georgia Code outlined above. In addition, as authorized by Section 14-2-857 of the Georgia Code, the Board of Directors has authorized the Company to enter into indemnification agreements with each of its officers who is not a director to provide each such officer indemnification rights equal to those permitted for directors of the Company pursuant to the provisions of the Georgia Code outlined above.

          Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the By-Laws of the Company and the laws of the State of Georgia.

ITEM 8.  EXHIBITS
         --------

EXHIBIT
NUMBER      DESCRIPTION


5*          Opinion of Long, Aldridge & Norman.

23.1        Consent of Deloitte & Touche LLP.

23.2*       Consent of Long, Aldridge & Norman (included in Exhibit 5).

24*         Power of Attorney.
_________

*  Previously filed.

ITEM 9.  UNDERTAKINGS
         ------------

         A.  RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 22, 1995.

                                 ATLANTA GAS LIGHT COMPANY


                                 By: /s/ David R. Jones
                                     ----------------------
                                     DAVID R. JONES
                                     PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 22, 1995.


          Signatures                           Title
          ----------                           -----



/s/ David R. Jones                        President and Chief Executive
------------------------------------      Officer (Principal Executive
David R. Jones                            Officer) and Director


/s/ Robert L. Goocher                      Executive Vice President
------------------------------------       (Principal Financial Officer)
Robert L. Goocher


/s/ J. Michael Riley                       Vice President
------------------------------------       (Principal Accounting Officer)
J. Michael Riley


Frank Barron, Jr.*                         Director
------------------------------------
Frank Barron, Jr.


W. Waldo Bradley*                          Director
------------------------------------
W. Waldo Bradley

Otis A. Brumby, Jr.*                       Director
------------------------------------
Otis A. Brumby, Jr.


L. L. Gellerstedt, Jr.*                    Director
------------------------------------
L. L. Gellerstedt, Jr.


Kenneth D. Lewis*                          Director
------------------------------------
Kenneth D. Lewis


Albert G. Norman, Jr.*                     Director
------------------------------------
Albert G. Norman, Jr.


D. Raymond Riddle*                         Director
------------------------------------
D. Raymond Riddle



Betty L. Siegel*                           Director
------------------------------------
Betty L. Siegel



Ben J. Tarbutton, Jr.*                     Director
------------------------------------
Ben J. Tarbutton, Jr.


                                           Director
------------------------------------
Charles McKenzie Taylor


Felker W. Ward, Jr.*                       Director
------------------------------------
Felker W. Ward, Jr.


*By /s/ Robert L. Goocher
    ----------------------------------
     Robert L. Goocher,
     as Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 22, 1995.



                                 ATLANTA GAS LIGHT COMPANY
                                 RETIREMENT SAVINGS PLUS PLAN



                                 By: /s/ Robert L. Goocher
                                     -----------------------------------------
                                     Robert L. Goocher
                                     Member
                                     Administrative Committee

                                 EXHIBIT INDEX


Exhibit No.         Exhibit
-----------         -------

 5*            Opinion of Long, Aldridge & Norman.

 23.1          Consent of Deloitte & Touche LLP.

 23.2*         Consent of Long, Aldridge & Norman (included in Exhibit 5).

 24*           Power of Attorney.
 ___________

*    Previously filed.